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     As filed with the Securities and Exchange Commission on May 31, 2002.
                                                      Registration No. 333-46208
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                       SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC 20549

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                          POST-EFFECTIVE AMENDMENT NO. 1
                                         TO
                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                        UNIVERSAL COMPRESSION HOLDINGS, INC.
               (Exact name of registrant as specified in its charter)

                DELAWARE                                  13-3989167
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                                   4440 BRITTMOORE ROAD
                                   HOUSTON, TEXAS 77041
                                       (713) 335-7000
                 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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        AGENT FOR SERVICE:                    COPIES OF COMMUNICATIONS TO:

        STEPHEN A. SNIDER                           MARK L. CARLTON
PRESIDENT AND CHIEF EXECUTIVE OFFICER           SENIOR VICE PRESIDENT AND
UNIVERSAL COMPRESSION HOLDINGS, INC.                 GENERAL COUNSEL
       4440 BRITTMOORE ROAD                 UNIVERSAL COMPRESSION HOLDINGS, INC.
       HOUSTON, TEXAS 77041                         4440 BRITTMOORE ROAD
          (713) 335-7000                            HOUSTON, TEXAS 77041
(Name, address, including zip code, and              (713) 335-7454
telephone number, including area code,               FAX: (713) 466-6720
        of agent for service)

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     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:  This
post-effective amendment removes from registration those shares of Universal Compression Holdings, Inc. common stock that remain unsold hereunder as of the effective date hereof.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

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     THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(c) OF THE SECURITIES ACT OF 1933, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(c), MAY DETERMINE.

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                           DEREGISTRATION OF SECURITIES

     On September 20, 2000, Universal Compression Holdings, Inc., a Delaware corporation, filed a registration statement on Form S-3 (No. 333-46208) covering the sale of 500,000 shares of Universal's common stock, par value $.01 per share, from time to time by selling stockholders named in the prospectus.
This registration statement was filed to register the sale of a portion of the shares of Universal common stock issued to the former stockholders of Gas Compression Services, Inc., which was acquired by Universal on September 15, 2000. On October 30, 2000, Universal filed a pre-effective amendment to the registration statement, and the Commission declared it effective on November 2, 2000. The remaining shares issued to the former stockholders of Gas Compression Services, Inc. were covered under another registration statement on Form S-3 (No. 333-50302) filed on November 20, 2000.

     In accordance with the undertaking contained in Part II, Item 17(A)(3) of the registration statement pursuant to Item 512(a)(3) of Regulation S-K, Universal is filing this post-effective amendment to remove from registration all of the shares that remain unsold under the registration statement as of the date hereof. Universal is deregistering these shares because its obligation to maintain the effectiveness of the registration statement pursuant to the terms of the Registration Agreement between Universal and the selling stockholders, dated September 15, 2000, has expired.

     Accordingly, Universal is filing this Post-Effective Amendment No. 1 to the Registration Statements on Form S-3 to deregister the number of shares of its common stock covered by the registration statement that remain unsold as of the date hereof.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478(a)(4) thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 30, 2002.

                                       UNIVERSAL COMPRESSION HOLDINGS, INC.

                                       By: /s/ STEPHEN A. SNIDER
                                          --------------------------------------
                                           Stephen A. Snider
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                           AGENT FOR SERVICE







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